UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event report): December 12, 2011

ROOMSTORE, INC.

(Exact name of registrant as specified in its charter)

Virginia	000-54019	54-1832498
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer ID #)

12501 Patterson Avenue

Richmond, Virginia 23238

(Address of principal executive offices)

(804) 784-7600

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if change since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.03	Bankruptcy or Receivership

On December 12, 2011, RoomStore, Inc. filed a voluntary petition for relief under Chapter 11 of the United States Bankruptcy Code in the United States Bankruptcy Court of the Eastern District of Virginia, Case No. 11-37790-DOT.

Item 2.03	Creation of a Direct Financial Obligation

On December 13, 2011, the United States Bankruptcy Court for the Eastern District of Virginia (Case No. 11-37790-DOT) entered an interim order authorizing the Company to execute all documents necessary to obtain post-petition, Debtor-in-Possession financing in the amount of $14 million from Wells Fargo Bank, the Company’s existing lender. To secure repayment of all pre-petition and post-petition obligations, Wells Fargo was granted a first priority and perfected security interest and lien on all assets of the Company, except for the Company’s real property located at 1008 Highway 501 in Myrtle Beach, South Carolina. On December 15, 2011, the Company executed a Ratification and Amendment Agreement in order to obtain and secure the DIP financing described above.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RoomStore, Inc.

December 16, 2011	By:	/s/ Lewis M. Brubaker
Name: Lewis M. Brubaker
Title: Senior VP and CFO